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                                                                   Exhibit 10.9

                               SAPIENT CORPORATION
                       STANDARD FORM EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made this ___ day of ______________, by and between Sapient Corporation, whose principal place of business is One Memorial Drive, Cambridge, MA 02142 ("Sapient") and ___________________, an individual residing at ________________________________________.

In consideration of employment by Sapient of the Employee, and the compensation paid by Sapient to the Employee now and hereafter, Sapient and Employee agree as follows:

1. EMPLOYMENT. [_________________________________________________]

2. TERMINATION OF EMPLOYMENT. Employee's employment by Sapient shall be at will, and may be terminated by either party at any time.

3. STOCK PURCHASE. (None specified)

4. Confidential Information.
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(a) SAPIENT INFORMATION. Employee agrees at all times during the term of his or her employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of Sapient, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of Sapient, any Confidential Information of Sapient. Employee understands that "Confidential Information" means any company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research and development information, product plans, products, services, customer lists and customers (including, but not limited to, customers of Sapient on whom Employee calls or with whom Employee becomes acquainted during the term of his employment), suppliers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering information, hardware configuration information, marketing information, costs, pricing, finances or other business information disclosed to Employee by Sapient either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. Employee


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further understands that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Employee. Employee further agrees that all Confidential Information shall at all times remain the property of Sapient.

(b) FORMER EMPLOYER INFORMATION. Employee agrees that he or she will not, during his or her employment with Sapient, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which Employee has an agreement or duty to keep in confidence information acquired by him in confidence, if any, and that Employee will not bring onto the premises of Sapient any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c) THIRD PARTY INFORMATION. Employee recognizes that Sapient has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Sapient's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his or her work for Sapient consistent with Sapient's agreement with such third party.

5. Inventions.
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(a) INVENTIONS RETAINED AND LICENSED. Employee has attached hereto, as Exhibit
A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by him or her prior to his employment with Sapient (collectively referred to as "Prior Inventions"), which belong to him or her, which relate to Sapient's proposed business, products or research and development, and which are not assigned to Sapient hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. If in the course of his or her employment with Sapient, Employee incorporates into a Company product, process or machine a Prior Invention owned by him or her or in which Employee has an interest, Sapient is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.


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(b) ASSIGNMENT OF INVENTIONS. Employee agrees to promptly make full written disclosure to Sapient and will hold in trust for the sole right and benefit of Sapient, and Employee hereby assigns to Sapient, or its designee, all Employee's right, title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, of whatever nature and whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Employee is in the employ of Sapient (collectively referred to as "Inventions"); and Employee further agrees that the foregoing shall also apply to Inventions which relate to the business of Sapient or to Sapient's anticipated business as of the end of Employee's employment and which are conceived, developed, or reduced to practice during a period of one year after the end of Employee's employment. Without limiting the foregoing, Employee further acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of Employee's employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

(c) MAINTENANCE OF RECORDS. Employee agrees to keep and maintain adequate and current written records of all Inventions made by Employee (solely or jointly with others) during the term of Employee's employment with Sapient. The records will be in form of notes, sketches, drawings, and any other format that may be specified by Sapient. The records will be available to and remain the sole property of Sapient at all times.

(d) PATENT AND COPYRIGHT REGISTRATIONS. Employee agrees to assist Sapient, or its designee, at Sapient's expense, in every proper way to secure Sapient's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Sapient of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and all other instruments which Sapient shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to "Sapient, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.







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6. CONFLICTING EMPLOYMENT. During the term of Employee's employment with
Sapient, Employee will not engage in any other employment, occupation, consulting or other business activity related to the business in which Sapient is now involved or becomes involved during the term of his or her employment, nor will Employee engage in any other activities that conflict with Employee's obligation to Sapient.

7. RETURNING SAPIENT PROPERTY. Employee agrees that, at the time of leaving the employ of Sapient, Employee will deliver to Sapient (and will not keep in his or her possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or electronic copies or other reproductions of any of the aforementioned items, containing Confidential Information or otherwise belonging to Sapient, its successors or assigns.

8. SOLICITATION OF EMPLOYEES. Employee shall not for a period of twelve
(12) months immediately following the termination of his or her employment with Sapient for any reason, whether with or without cause, either directly or indirectly solicit or take away, or attempt to solicit or take away employees of Sapient, either for Employee's own business or for any other person or entity.

9. COVENANTS AGAINST COMPETITION.  EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS
THAT THIS SECTION MAY AFFECT HIS OR HER RIGHT TO ACCEPT EMPLOYMENT WITH OTHER COMPANIES SUBSEQUENT TO EMPLOYMENT BY SAPIENT.

(a) For the purposes of this Section:

(i) "Competing Product" means any product, process, or service of any person or organization other than Sapient, in existence or under development,
(A) which is identical to, substantially the same as, or an adequate substitute for any product, process, or service of Sapient, in existence or under development, on which Employee works during the time of Employee's employment with Sapient or about which Employee acquires Confidential Information, and (B) which is (or could reasonably be anticipated to be) marketed or distributed in such a manner and such a geographic area as to actually compete with such product, process or service of Sapient.


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(ii) "Competing Organization" means any person or organization, including
Employee, engaged in, or about to become engaged in, research on or the acquisition, development, production, distribution, marketing, or providing of a Competing Product.

(b) As a material inducement to Sapient to employ Employee, and in order to protect Sapient's Confidential Information and good will, Employee agrees to the following stipulations:

(i) For a period of twelve (12) months after termination of Employee's employment with Sapient or its affiliates, Employee shall not directly or indirectly solicit or divert or accept business relating in any manner to Competing Products or to products, processes or services of Sapient from any of the customers or accounts of Sapient with which Employee had any contact as a result of Employee's employment.

(ii) For a period of twelve (12) months after termination of Employee's employment with Sapient or its affiliates, Employee shall not render services, directly or indirectly, as an employee, consultant or otherwise, to any Competing Organization in connection with research on or the acquisition, development, production, distribution, marketing, or providing of any Competing Product.

(c) Employee agrees that the restrictions set forth in this Section are fair and reasonable and are reasonably required for the protection of the interests of Sapient. However, should an arbitrator or court nonetheless determine at a later date that such restrictions are unreasonable in light of the circumstances as they then exist, then Employee agrees that this Section shall be construed in such a manner as to impose on Employee such restrictions as may then be reasonable and sufficient to assure Sapient of the intended benefits of this Section.

10.     Arbitration and Equitable Relief.
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(a) ARBITRATION. Except as provided in Section 10 (b) below, Employee agrees that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Boston, Massachusetts, in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator who shall have experience in the area of the matter in dispute.

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The arbitrator may grant relief in the nature of injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Sapient and Employee shall each pay one-half of the costs and expenses of such arbitration, and each of them shall separately pay their own counsel fees and expenses and other costs of the arbitration.

(b) EQUITABLE REMEDIES. Employee agrees that it would be impossible or inadequate to measure and calculate Sapient's damages from any breach of the covenants set forth in Sections 4, 5, 7 and 9 herein. Accordingly, at the sole discretion of Sapient, Employee agrees that if Employee breaches any of such Sections, Sapient will have, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement and of Section 10 (a) hereof and, if it prevails in such a proceeding, the right to recover from Employee the costs and expenses thereof, including reasonable attorney's fees.

11. General Provisions.
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(a) GOVERNING LAW. This Agreement will be governed by the laws of The
Commonwealth of Massachusetts.

(b) ENTIRE AGREEMENT. The Agreement sets forth the entire agreement and understanding between Sapient and Employee relating to the subject herein and merges all prior discussions with respect hereto. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in Employee's duties, salary or compensation will not affect the validity or scope of this Agreement.

(c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

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(d) SUCCESSORS AND ASSIGNS. This agreement will be binding upon Employee's heirs, executors, administrators and other legal representatives and will be for the benefit of Sapient, its successors and assigns.

Executed under seal.

Date:
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                                Signature


                                SAPIENT CORPORATION

                                By:
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